EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




   As independent public accountants, we hereby consent to the incorporation of our reports included in this WPL Holdings, Inc. Form 10-K into WPL Holdings, Inc.'s previously filed Registration Statements on Form S-8 (Nos. 33-52215, 33-6671 and 2-78551) and Form S-3 (No. 33-21482).



                                                        ARTHUR ANDERSEN & CO.


   Milwaukee, Wisconsin,
   February 28, 1994.